1 First Citizens BancShares, Inc. First Citizens Bank continues national expansion, agrees to acquire select branches from BMO Bank N.A. October 16, 2025

2 Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and future performance of First Citizens BancShares, Inc. (“BancShares”) and its wholly owned subsidiary First- Citizens Bank & Trust Company (“First Citizens Bank”). Words such as “anticipates,” “believes,” “estimates,” “expects,” “predicts,” “forecasts,” “intends,” “plans,” “projects,” “targets,” “designed,” “could,” “may,” “should,” “will,” “potential,” “continue,” “aims” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on BancShares’ current expectations and assumptions regarding BancShares’ business, the economy, and other future conditions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent risks, uncertainties, changes in circumstances and other factors that are difficult to predict. Many possible events or factors could affect BancShares’ future financial results and performance and could cause the actual results, performance or achievements of BancShares to differ materially from any anticipated results expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, (i) the failure of the parties to satisfy the closing conditions in the branch sale agreement by and between First Citizens Bank and BMO Bank N.A. (“BMO”) in a timely manner or at all; (ii) failure to obtain governmental approvals for the acquisition of the branches; (iii) disruptions to the parties’ businesses as a result of the announcement and pendency of the branch acquisitions; (iv) costs or difficulties related to the integration of the business of the acquired branches following the closing of the transaction; (v) the risk that the anticipated benefits, cost savings and any other savings from the transaction may not be fully realized or may take longer than expected to realize; and (vi) risks generally associated with acquisitions of this nature, such as unexpected credit quality problems of the acquired loans or other assets, unexpected attrition of the customer base of the acquired institution or branches, and difficulties in integration of the acquired operations. Except to the extent required by applicable laws or regulations, BancShares disclaims any obligation to update forward-looking statements or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Additional factors which could affect the forward-looking statements can be found in BancShares’ Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and its other filings with the Securities and Exchange Commission. Important Notices

3

Transaction Highlights

Expands presence in desirable Midwest, Great Plains and West regions while enhancing liquidity.

Summary

- First Citizens Bank to acquire 138 branches in the Midwest, Great Plains and West regions from BMO Bank N.A.
  - ~$5.7 billion in deposits
  - ~$1.1 billion in loans
  - ~$1.0 billion in wealth assets under management
- Expected to provide ~$4.6 billion in net liquidity, which would further enhance our funding base and provide additional financial flexibility to support strategic initiatives.
- ~5% premium paid on deposits at closing.
- Anticipate simultaneous closing and conversion in mid-2026, subject to customary closing terms and conditions and regulatory approvals.

Financially Attractive

- Pro-forma loan to deposit ratio targeted to improve at transaction closing.
- Minimal dilution projected to tangible book value per share.
- Projected CET1 impact of ~27 bps; not anticipated to impact on-going share repurchase plan.
- Expected to be immediately accretive to EPS.

Strategically Compelling

- Successfully completed and integrated 19 bank acquisitions since 2015.
- Expected to provide additional optionality to optimize the balance sheet.
- Projected to improve funding mix with low-cost deposits that carry an overall cost of 1.43% (1).
- Anticipated to enhance branch strategy with the acquisition of 138 branches, increasing our density in several states while enabling us to enter new markets that boast similar characteristics to those in which we currently operate.
- Retention of branch personnel aims to support a smooth customer transition experience.

First Citizens BancShares

Note: Data as of August 31, 2025.
(1) Representative of the weighted average rate of the total portfolio.

4 Continued Expansion into New and Existing Markets Acquisition includes 138 branches across 11 states in attractive markets with deep ties to the communities. Note: Branch map sourced from S&P and as of October 1, 2025. Transaction will expand our nationwide franchise adding scale and new locations in central US markets. Branches: First Citizens (520) BMO Acquired Branches (138) Pro Forma Geographic Footprint

5 Acquired Loan and Deposit Summary Stable deposit base with an attractive funding cost and a solid loan portfolio boasting strong credit quality. Note: Data as of August 31, 2025. (1) Representative of the weighted average rate of the total portfolio. Commercial and industrial 51% Owner occupied commercial mortgages 18% Non-owner occupied commercial mortgages 18% Other 13% $1.1 B 5.81% (1) Loan Portfolio Composition Deposit Portfolio Composition Noninterest- bearing demand 21% Checking with interest 16% Time deposits 20% Money market & savings 43% $5.7 B 1.43% (1)